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                                                                   EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Post-Effective Amendment to Registration Statement (Form S-8 No. 33-51764) of Storage Technology Corporation pertaining to the Storage Technology Corporation Amended and Restated Stock Option Plan for Nonemployee Directors of our report dated March 10, 1995, with respect to the consolidated financial statements of Network Systems Corporation included in the Annual Report (Form 10-K) of Storage Technology Corporation for the year ended December 29, 1995, filed with the Securities and Exchange Commission.




                                                              ERNST & YOUNG LLP



Minneapolis, Minnesota
July 18, 1996